EXHIBIT 10.1

T. Wesley Elam	November 12, 2012
3750 Royer Ct.
Reno, NV 89509

Re.:  Cancellation of Employment Agreement

Dear Wes:

This letter will confirm the agreements between yourself and Full House Resorts, Inc. (the “Company”). In our discussions, we have agreed to cancel your Employment Agreement with the Company as of November 12, 2012 and to realign some of your responsibilities. You will continue as an at-will employee of the Company. In connection with the cancellation, we have agreed that your base salary shall remain the same, there will be no further bonus payments for the 2012 year and your bonus for 2013 will be 50% of your base salary.

Please sign the acknowledgement below indicating your agreement to the foregoing.

Best

Andre M. Hilliou
Chairmen and CEO

Acknowledgment

I acknowledge and agree to the cancellation of my Employment Agreement with the Company and the reduction of bonus as outlined above.

T. Wesley Elam

4670 South Fort Apache Road Suite 190 ♦ Las Vegas Nevada 89147 ♦ (702)221 - 7800 ♦ Fax (702)221-8101